UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012 (August 1, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 27, 2012, Chesapeake Energy Corporation (the “Company”) filed a Current Report on Form 8-K disclosing the appointment of Archie W. Dunham, Bob G. Alexander, Vincent J. Intrieri, R. Brad Martin and Frederic M. Poses to the Company’s Board of Directors (the “Board”).  The appointments were effective on June 21, 2012.  At the time of filing, the Board was still in the process of determining assignments for its Audit, Compensation and Nominating and Corporate Governance Committees. This Amendment No. 1 on Form 8-K/A is being filed to update the Company’s disclosure to provide the committees on which the new directors will serve, as well as the composition of each committee.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2012, at a meeting of the Board, the Board determined that its committees would be composed as follows:

Audit Committee
V. Burns Hargis, Chairman
R. Brad Martin
Merrill A. (“Pete”) Miller. Jr.

Compensation Committee
Merrill A. (“Pete”) Miller, Jr., Chairman
Bob G. Alexander
R. Brad Martin

Nominating and Corporate Governance Committee
Louis A. Simpson, Chairman
Archie W. Dunham
Vincent J. Intrieri
Frederic M. Poses

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           August 3, 2012